FOR FURTHER INFORMATION CONTACT:            FOR IMMEDIATE RELEASE
J. L. Helvey, Executive Vice President
Telephone: (510) 446-3405

October 17, 1996

                NONRECURRING ITEMS DOMINATE GOLDEN WEST EARNINGS
                      THIRD QUARTER LOAN VOLUME SETS RECORD

     OAKLAND, CALIFORNIA: Golden West Financial Corporation, parent of World Savings, today announced that third quarter and nine-month earnings for 1996 were significantly influenced by three nonrecurring items: the federally mandated recapitalization of the Savings Association Insurance Fund (SAIF), the recognition of tax benefits associated with an acquisition made several years ago, and the Company's adoption of Statement of Financial Accounting Standards
(SFAS) No. 72 pertaining to acquisitions made prior to September 30, 1982.


     Summarizing the combined impact of these three one-time events, Herbert M. Sandler, Chairman of the Board and Chief Executive Officer of Golden West, said, "When the plusses and minuses are all added up, Golden West's third quarter per share profits amounted to $2.32 while nine month earnings totaled $1.52 per share."

     Discussing the nonrecurring items in more detail, Sandler first addressed the deposit insurance fund issue, noting, "On September, 30, 1996, Congress passed and President Clinton signed long-awaited federal legislation that recapitalized the Savings Association Insurance Fund. The new banking law requires members to pay a levy of $4.7 billion to bring SAIF up to the required reserve level of 1.25% of insured deposits, but lowers savings and loan deposit insurance premiums starting in 1997." As a result of this legislation, Golden West's subsidiary, World Savings and Loan Association, incurred a one-time charge of $133 million, or $1.34 per share on an after-tax basis, at the end of the third quarter. Beginning on January 1, 1997, the premium paid by the Association for deposit insurance will be reduced from $2.30 per $1,000 in savings balances to $.64 per $1,000.

     Moving on to the impact of tax benefits, Sandler provided background information, stating, "In December 1988, Golden West entered into a government approved transaction with Beach Federal Savings and Loan Association to provide management services to that institution. As part of the agreement, Golden West obtained an option to take title to the stock of Beach and subsequently exercised this right in July 1991. When Golden West took title to the stock, the Company disclosed that tax benefits were anticipated from operating losses which had been accumulated at Beach's predecessor institution up to the time of the 1988 agreement, although the availability and the amount of these benefits were uncertain." The availability of $139.5 million, or $2.40 per share, of tax benefits was confirmed in the third quarter of 1996.

     On the matter of the last nonrecurring item, Sandler explained, "In the third quarter of 1996, Golden West adopted, retroactive to January 1, 1996, Statement of Financial Accounting Standards No. 72, `Accounting for Certain Acquisitions of Banking or Thrift Institutions,' pertaining to acquisitions made prior to September 30, 1982." As a result of adopting SFAS 72, the Company wrote-off goodwill totaling $205 million and restated earnings for the first half of 1996. Consequently, first quarter profits of $1.28 per share were reduced to a loss of $2.15 per share, while second quarter per share earnings benefited slightly, increasing from $1.32 to $1.35.

     Continuing with his discussion of financial results, Sandler stated, "Recognizing that these nonrecurring items make year-over-year net income comparisons difficult, we have also provided earnings figures excluding these one-time events." Without the three items, Golden West's third quarter profits would have totaled $1.23 per share, a 14% increase over the $1.08 per share posted in the same period of 1995; net income for the first nine months of 1996 would have amounted to $3.83 per share, up 34% from the $2.86 per share recorded for the first three quarters of 1995.

     Completing his discussion of earnings, Sandler commented, "Our recurring profits in 1996 have benefited from a generally wider profit margin than in 1995 and the 8% year-over-year growth of our mortgage portfolio (including mortgage-backed securities), our most important earning asset."

     Turning to lending results for the three months ended September 30, 1996, Sandler commented, "We are pleased to report that Golden West's mortgage origination team produced a new quarterly record: $2.1 billion of new loans, up 53% from the $1.4 billion recorded in the same period a year ago." The Company's volume for the first nine months of 1996 totaled $5.2 billion, a 14% increase over the $4.6 billion generated in the first three quarters of 1995. Elaborating on Golden West's strong lending performance, Sandler noted, "Third quarter lending operations continued to benefit from favorable market conditions, in particular a strong level of home sales and a positive environment for adjustable rate mortgages (ARMs), our primary product. The latter occurred because traditional fixed home loan rates, which spiked in the spring of 1996, generally remained above 8% while the initial cost of ARMs was very affordable, with most starting rates below 7.5%."

     Wrapping up with a review of funding sources, Sandler stated, "To support our strong third quarter loan volume we used a combination of retail consumer deposits and wholesale borrowings. On the savings side, we experienced solid growth of $544 million. We supplemented our retail program with borrowings, primarily Federal Home Loan Bank of San Francisco advances, which increased by $984 million during the third quarter 1996."

     Headquartered in Oakland, California, Golden West is a savings and loan holding company with assets in excess of $37 billion. Currently operating retail deposit gathering offices in seven states under the name of World Savings, Golden West has one of the largest multi-state systems in the country. Golden West's stock is listed on the New York and Pacific Stock Exchanges and traded on the Boston and Midwest Stock Exchanges under the ticker symbol GDW. Options on Golden West's stock are bought and sold on the Philadelphia Options Exchange.

                                      # # #
                        (Financial Information Attached)

               GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF NET EARNINGS
                            AND OTHER FINANCIAL DATA
                                   (Unaudited)
                 (Dollars in thousands except per share figures)

                                            Three Months Ended                 Nine Months Ended
                                                September 30                      September 30
                                         ----------------------------      ----------------------------
                                            1996            1995              1996            1995
                                         ------------    ------------      ------------   -------------
Interest Income
  Interest on  loans                     $   554,245     $   540,154        $1,637,733      $1,557,366
  Interest on mortgage-backed securities      59,882          54,007           181,416         117,511
  Interest and dividends on investments       32,460          37,611            96,723         112,935
                                         ------------    ------------      ------------   -------------
                                             646,587         631,772         1,915,872       1,787,812
Interest Expense
  Interest on customer deposits              264,445         274,000           787,727         779,795
  Interest on advances                       107,803          87,681           289,476         280,087
  Interest on repurchase agreements           31,054          25,565            93,408          41,169
  Interest on other borrowings                38,338          57,093           124,152         160,596
                                         ------------    ------------      ------------   -------------
                                             441,640         444,339         1,294,763       1,261,647
                                         ------------    ------------      ------------   -------------
Net Interest Income                          204,947         187,433           621,109         526,165
Provision for loan losses                     23,498          14,622            59,256          44,052
                                         ------------    ------------      ------------   -------------
Net Interest Income after Provision
 for Loan Losses                             181,449         172,811           561,853         482,113
Non-Interest Income
  Fees                                         9,504           7,690            27,872          20,399
  Gain (loss) on the sale of securities,
    mortgage-backed securities, and loans      1,952            (366)            9,783            (344)
  Other                                        6,220           3,152            18,371          10,660
                                         ------------    ------------      ------------   -------------
                                              17,676          10,476            56,026          30,715
Non-Interest Expense
  General and administrative:
   Personnel                                  40,146          37,692           119,273         111,909
   Occupancy                                  12,702          12,431            37,267          36,406
   Deposit insurance (a)                     140,949          11,602           162,298          33,162
   Advertising                                 1,954           2,166             6,711           7,620
   Other                                      15,531          14,596            46,993          45,918
                                         ------------    ------------      ------------   -------------
                                             211,282          78,487           372,542         235,015
Amortization of goodwill
  arising from acquisitions (b)                    0             527                 0           2,393
                                         ------------    ------------      ------------   -------------
                                             211,282          79,014           372,542         237,408
                                         ------------    ------------      ------------   -------------
Earnings (Loss) Before Taxes on Income       (12,157)        104,273           245,337         275,420
Taxes on income  (c)                        (147,942)         40,892           (48,626)        107,545
                                         ------------    ------------      ------------   -------------
Income Before Cumulative Effect of
    Change in Accounting for Goodwill        135,785          63,381           293,963         167,875
Cumulative Effect of Change in
    Accounting for Goodwill (b)                    0               0          (205,242)              0
                                         ------------    ------------      ------------   -------------
     Net Earnings                        $   135,785     $    63,381       $    88,721    $    167,875
                                         ============    ============      ============   =============
Earning Per Share (EPS):
EPS Before Cumulative Effect of
   Change in Accounting for Goodwill     $      2.32     $      1.08       $      5.01    $       2.86
Cumulative Effect of Change in
   Accounting for Goodwill (b)
                                                0.00            0.00             (3.49)           0.00

                                         ------------    ------------      ------------   -------------
Net earnings per share                   $      2.32     $      1.08       $      1.52    $       2.86
                                         ============    ============      ============   =============
Average common shares outstanding         57,584,306      58,681,021        58,216,474      58,637,427
                                         ============    ============      ============   =============
Net loan chargeoffs                      $     8,990     $    10,927       $    22,890    $     30,678
                                         ============    ============      ============   =============

                                                                September 30
                                                         ------------------------------
                                                            1996              1995
                                                         ------------      ------------
Yield on loan                                               7.39%             7.68%
portfolio
Yield on investments                                        6.06%             6.05%
Yield on earning assets                                     7.32%             7.58%

Cost of deposits                                            4.95%             5.22%
Cost of borrowings                                          5.85%             6.22%
Cost of funds                                               5.28%             5.57%

Yield on earning assets less cost of funds                  2.04%             2.01%

(a)   The amounts for 1996 reflect the one-time SAIF assessment of $132,587.

(b) In September 1996, Golden West Financial Corporation adopted SFAS 72 effective January 1, 1996 for acquisitions prior to September 30, 1982. As a result, the Company wrote-off goodwill totaling $205,242 as the cumulative effect of the change in accounting for goodwill.

(c) The amounts for 1996 reflect a tax benefit of $139,485 arising from a prior year acquisition.

               GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                            AND OTHER FINANCIAL DATA
                                   (Unaudited)
                 (Dollars in thousands except per share figures)

                                                                                September 30
                                                                     -----------------------------------
                                                                         1996                  1995
                                                                     --------------       --------------
  Cash                                                               $    130,467           $   173,994
  Securities available for sale                                           650,927             1,249,736
  Other investments                                                     1,350,002               818,730
  Mortgage-backed securities available for sale without recourse          237,176               298,221
  Mortgage-backed securities available for sale with recourse             220,612                     0
  Mortgage-backed securities held to maturity without recourse            814,619               917,005
  Mortgage-backed securities held to maturity with recourse             2,039,227             1,969,697
  Loans receivable                                                     30,278,267            27,951,161
  Interest earned but uncollected                                         218,366               234,442
  Investment in capital stock of Federal Home Loan Banks                  480,468               346,356
  Real estate held for sale or investment                                  83,074                71,426
  Prepaid expenses and other assets                                       297,917               225,899
  Premises and equipment-at cost less accumulated depreciation            210,301               202,674
  Goodwill arising from acquisitions (a)                                        0               138,931
                                                                     -------------          ------------
                                                                     $ 37,011,423           $34,598,272
                                                                     =============          ============

LIABILITIES and STOCKHOLDERS' EQUITY
  Customer deposits                                                   $21,584,365           $20,559,933
  Advances from Federal Home Loan Banks                                 8,159,240             5,976,515
  Securities sold under agreements to repurchase                        2,227,481             1,865,172
  Medium-term notes                                                       689,755             1,864,229
  Accounts payable and accrued expenses                                   593,594               462,041
  Taxes on income                                                         163,252               352,232
  Subordinated notes-net of discount                                    1,323,592             1,321,989
  Stockholders' equity                                                  2,270,144             2,196,161
                                                                     -------------          ------------
                                                                     $ 37,011,423           $34,598,272
                                                                     =============          ============
Book value per common share                                          $      39.57           $     37.44
                                                                     =============          ============
Common shares outstanding                                              57,375,909            58,663,619
                                                                     =============          ============

New real estate loans originated during the quarter                  $  2,106,376           $ 1,375,406
New real estate loans originated during the year                     $  5,199,442           $ 4,578,500

Increase (decrease) in customer deposits during the quarter          $    543,767           $  (178,222)
Increase in customer deposits during the year                        $    736,455           $ 1,340,544 (b)

Ratio of nonperforming assets to total assets                               1.20%                 1.08%
Ratio of troubled debt restructured to total assets                         0.16%                 0.16%

Loan loss reserve                                                     $   178,354            $  137,377

-------------------------------------------------------------------------------
 (a) In September 1996, Golden West Financial Corporation adopted SFAS 72 effective January 1, 1996 for acquisitions prior to September 30, 1982. As a result, the Company wrote-off goodwill totaling $205,242 as the cumulative effect of the change in accounting for goodwill


(b) Amount reflects the sale of seven Colorado branches with $152,870 of customer deposits, and the acquisition of $47,952 in customer deposits in New Jersey.